Exhibit 16.1
                                 ARTHUR ANDERSEN


May 15, 1998

Mr. Kevin D. Race                                    Arthur Andersen LLP
HomeSide Lending, Inc.                               2700 Barnett Center
7301 Baymeadows Way                                  50 North Laura Street
Jacksonville, FL 32256                               Jacksonville FL 32202
                                                              904 355 7521
                                                              904 632 4202 Fax






Dear Kevin:

This is to confirm that the client-auditor relationship between HomeSide, Inc. and HomeSide Lending, Inc. (Commission File Numbers 1-12655 and 1-12979 and Arthur Andersen LLP has ceased in connection with the issuance of the Company's Forms 10-K on May 11, 1998.

Very truly yours,



Arthur Andersen LLP

cc:
SEC Office of the Chief Accountant